Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 8, 2005 (except for Note 13, as to which the date is January 9, 2006, and Note 14, as to which the date is February 3, 2006), in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-129497) and related Prospectus of Cardica, Inc. for the registration of 4,025,000 shares of its common stock.

/s/ Ernst & Young LLP
Palo Alto, California
February 6, 2006